FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                                                                  EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                                 1-Sep-98             30-Sep-98
                                                Distribution Date:                                15-Oct-98

                                                                                                          Per $1,000 of
                                                                                                             Original
Statement for Class A and Class B Certificateholders Pursuant                                            Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                 Certificate Amount
                                                                                                        ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                   $  5,916,523.56       $    15.17032751
           Class B Certificate Amount                                                   $    278,789.07       $    15.16971760

(ii)   Interest Distribution
           Class A Certificate Amount                                                   $    420,905.13       $     1.07922644
           Class B Certificate Amount                                                   $     20,316.97       $     1.10550495

(iii)  Servicing Fee                                                                    $     71,087.45       $     0.17406998

(iv)   Class A Certificate Balance (after principal distributions)                      $ 75,548,985.94
       Class A Pool Factor (after principal distributions)                                    0.1937122
       Class B Certificate Balance (after principal distributions)                      $  3,560,638.84
       Class B Pool Factor (after principal distributions)                                    0.1937446

(v)    Total Pool Balance (end of Collection Period)                                    $ 79,109,624.78

                                                                                     Current Period          Cumulative
                                                                                 ----------------------   -------------------

(vi)   Defaulted Receivables                                                            $    171,907.55       $ 12,703,878.82
       Liquidation Proceeds                                                                  165,363.37          6,499,100.73
                                                                                 ----------------------   -------------------
       Aggregate Net Losses                                                             $      6,544.18       $  6,204,778.09
                                                                                 ======================   ===================

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                            $          -
           Interest Portion                                                             $          -

(viii) Class A Interest Carryover Shortfall                                             $          -
       Class B Interest Carryover Shortfall                                             $          -
       Class A Principal Carryover Shortfall                                            $          -
       Class B Principal Carryover Shortfall                                            $          -

(ix)   Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                    $  6,328,769.98

(x)    Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                               $  6,328,769.98

